Exhibit 99.1

AUXILIUM PHARMACEUTICALS, INC. LOWERS 2014 FINANCIAL GUIDANCE

Company to Report Full 1Q 2014 Financial Results on Monday, May 5

CHESTERBROOK, Pa., April 29, 2014 — Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL), a fully integrated specialty biopharmaceutical company, today announced that it is reducing its financial guidance for the full year 2014 due primarily to lower-than-expected revenues from Testim® testosterone gel. Auxilium’s revised financial guidance is as follows ($ millions):

	Revised	Original
Total Revenues	$380 - 420	$450 - 490
Gross Margin Rate	79% - 80%	79% - 80%
R&D Expense (non-GAAP)	$40 - 45	$50 - 55
SG&A Expense (non-GAAP)	$255 - 260	$255 - 260
Net Interest Expense (non-GAAP)	$20 - 22	$20 - 22
Net Income (Loss) (non-GAAP)	$0 - (15)	$45 - 50

In the first quarter of 2014, the Company expects to record worldwide Testim revenues of approximately $11 to 13 million, compared to $45.5 million in the first quarter of 2013; full-year Testim sales for 2014 are now expected to be less than $85 million. The Company is continuing to finalize the close for the first quarter and will announce its total definitive net revenue, including definitive net revenue for Testim, on its earnings call planned for May 5, 2014.

The Company believes that the unexpected decline in Testim revenues in the first quarter of 2014, and the anticipated impact on expected 2014 Testim total revenues, was, and could continue to be, respectively, influenced by several factors, including, but not necessarily limited to:

•                  A shrinking testosterone replacement therapy (TRT) gel market and lower Testim market share;

•                  Downward pressure on prescriptions in the TRT gel market, due to (i) recent communications by the U.S. Food and Drug Administration regarding its plans to study the safety of TRT products; (ii) recent medical journal publications suggesting potential health risks associated with TRT products; (iii) extensive multimedia advertisement by plaintiffs’ attorneys regarding litigation against companies marketing TRT products; and (iv) the commencement of such litigation against companies marketing TRT products, including Auxilium, which the Company believes could result in total prescription volume for the TRT gel market for full year 2014 being as much as 25% below 2013;

•                  A greater-than-expected destocking of Testim inventory in the wholesale and retail channels;

•                  A greater-than-expected decrease in the Company’s highest-margin non-contracted prescriptions, resulting in a higher-than-expected average rebate percentage applying to Testim sales as a whole; and

•                  Specifically for the first quarter of 2014, the Company being required to accrue a liability for the higher-than-expected rebates and allowances on all Testim units estimated to be in the wholesale and retail distribution channels.

Auxilium will release its full first quarter financial results before the market opens on Monday, May 5, 2014 and will hold a conference call to discuss the results at 8:30 a.m. ET that morning.

Use of Non-GAAP Financial Measures

The foregoing descriptions of our expected 2014 full year financial performance contain non-GAAP financial measures. Non-GAAP financial measures should not be relied upon as an alternative to GAAP measures. A description of the non-GAAP calculations and reconciliation to the closest comparable GAAP measure, as well as the Company’s rationale for the utility to investors of the non-GAAP measures it has elected to report previously, and which the Company expects to utilize for our 2014 results, can be found in the Company’s Current Report on Form 8-K accompanying its fourth quarter 2013 and full year 2013 results, dated February 28, 2014, filed with the U.S. Securities and Exchange Commission.

Conference Call

Auxilium will hold a conference call on Monday, May 5, 2014 at 8:30 a.m. ET, to discuss first quarter 2014 results. The presentation slides to be used during the call will be available on the “Investors” section of Auxilium’s web site under the “Presentations” tab at 8:30 a.m. ET. A question and answer session will follow the presentation. The conference call and the presentation slides will be simultaneously webcast on the “Investors” section of Auxilium’s website under the “Events” tab. The conference call will be archived for future review until August 5, 2014.

Conference call details:

Date:	Monday, May 5, 2014
Time:	8:30 a.m. ET
Dial-in (U.S.):	866-515-2915
Dial-in (International):	617-399-5129
Web cast:	http://www.auxilium.com
Passcode:	AUXILIUM
To access an audio replay of the call:
Access number (U.S.):	888-286-8010
Access number (International):	617-801-6888
Replay Passcode #:	78509201

About Auxilium

Auxilium Pharmaceuticals, Inc. is a fully integrated specialty biopharmaceutical company with a focus on developing and commercializing innovative products for specialist audiences. With a broad range of first- and second-line products across multiple indications, Auxilium is an emerging leader in the men’s healthcare area and has strategically expanded its product portfolio and pipeline in orthopedics, dermatology and other therapeutic areas. Auxilium now has a broad portfolio of 12 approved products. Among other products in the U.S., Auxilium markets edex® (alprostadil for injection), an injectable treatment for erectile dysfunction, Osbon ErecAid®, the leading device for aiding erectile dysfunction, STENDRA™ (avanafil), an oral erectile dysfunction therapy, Testim® (testosterone gel) for the topical treatment of hypogonadism, TESTOPEL® (testosterone pellets) a long-acting implantable testosterone replacement therapy, XIAFLEX® (collagenase clostridium histolyticum or CCH) for the treatment of Peyronie’s disease and XIAFLEX for the treatment of Dupuytren’s contracture. The Company also has programs in Phase 2 clinical development for the treatment of Frozen Shoulder syndrome and cellulite. To learn more, please visit www.Auxilium.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, which discuss matters that are not facts, and may include words to indicate their uncertain nature such as “believe,” “expect,” anticipate,” “intend,” “plan,” “could,” “estimate,” “project,” “will,” and “target.”  Our forward-looking statements convey management’s expectations, beliefs, plans and objectives regarding future performance of the Company and are based upon preliminary information and management assumptions.  No specific assurances can be given with respect to: whether we will achieve our financial guidance for 2014; the degree to which our actual results will meet our projections; the exact reasons for the first quarter decline in Testim sales; the accuracy of our forecast of the average rebate and allowances percentage (known as Risk Adjusted Return) for Testim or our other products will for the full fiscal year; the planned timing of our announcement of first quarter 2014 earnings. While the Company may elect to update the forward-looking statements made in this news release in the future, the Company specifically disclaims any obligation to do so.  Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to product development, revenue, expense and earnings expectations, intellectual property rights, results and timing of clinical trials, success of marketing efforts, the need for additional research and testing, and the timing and content of decisions made by regulatory authorities, including the FDA, and those risks discussed in our reports on file with the Securities and Exchange Commission (the “SEC”), including our 2013 Annual Report on Form 10-K.  Our SEC filings may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of the Company’s home page on the Internet at http://www.auxilium.com under the heading “Investors — SEC Filings.”  There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements.

Auxilium Contacts:

Keri P. Mattox / SVP, IR &	Nichol L. Ochsner / Senior Director, IR &
Corporate Communications	Corporate Communications
Auxilium Pharmaceuticals, Inc.	Auxilium Pharmaceuticals, Inc.
(484) 321-5900	(484) 321-5900
kmattox@auxilium.com	nochsner@auxilium.com

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